UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
EXCELSIOR FUNDS, INC.
EXCELSIOR TAX-EXEMPT FUNDS, INC.
EXCELSIOR FUNDS TRUST

(Name of Registrant as Specified In Its Charter)

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Dear Excelsior Fund Shareholder:

By now, you should have received proxy materials seeking shareholder approval of a new investment advisory agreement for the Excelsior Funds. The Board is recommending that shareholders vote FOR the approval of the new investment advisory agreements. The proxy statement previously mailed to you contains more information about the proposal and can also be accessed on the web at www.excelsiorfunds.com.

YOUR VOTE IS IMPORTANT — please vote all proxy cards received promptly

If you haven’t already cast your vote, I would encourage you to do so as soon as possible. For your convenience, you may vote by internet or touch-tone telephone (see instructions on the enclosed proxy card(s)), or simply complete, sign and date the enclosed proxy card(s) and return by mail in the enclosed postage paid envelopes.

You may have received more than one proxy card. To ensure all of your shares are fully represented, please make sure to vote all of the proxy cards you have received.

If you need help voting or have questions, please call our proxy solicitor, D.F. King & Co., Inc., (“D.F. King”) at 1-888-414-5566 and they will be able to assist you. Under certain circumstances, you may also vote your shares over the phone with a D.F. King representative.

Thank you for reviewing and responding to the enclosed materials. We value the trust and confidence you have shown us through your investment in the Excelsior Funds and look forward to continuing to serve your investment needs in the future.

Sincerely,

Evelyn Dilsaver
President
Excelsior Funds

Shares of Excelsior Funds are distributed by BISYS Fund Services Limited Partnership.

Dear Excelsior Fund Shareholder:

By now, you should have received proxy materials seeking shareholder approval of a new investment advisory agreement for the Excelsior Funds. The Board is recommending that shareholders vote FOR the approval of the new investment advisory agreements. The proxy statement previously mailed to you contains more information about the proposal and can also be accessed on the web at www.excelsiorfunds.com.

YOUR VOTE IS IMPORTANT — please vote all proxy cards received promptly

If you haven’t already cast your vote, I would encourage you to do so as soon as possible. For your convenience, you may vote by internet or touch-tone telephone (see instructions on the enclosed proxy card(s)), or simply complete, sign and date the enclosed proxy card(s) and return by mail in the enclosed postage paid envelopes.

You may have received more than one proxy card. To ensure all of your shares are fully represented, please make sure to vote all of the proxy cards you have received.

If you need help voting or have questions, please call your relationship manager at U.S. Trust.

Thank you for reviewing and responding to the enclosed materials. We value the trust and confidence you have shown us through your investment in the Excelsior Funds and look forward to continuing to serve your investment needs in the future.

Sincerely,

Evelyn Dilsaver
President
Excelsior Funds

Shares of Excelsior Funds are distributed by BISYS Fund Services Limited Partnership.